June 16, 2015
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Toys “R” Us, Inc.’s Form 8-K dated June 16, 2015, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP